UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2017

Green Brick Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33530	20-5952523
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2805 Dallas Parkway, Suite 400 Plano, Texas	75093
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (469) 573-6755

(Former name or former address, if changed since last report)
Not Applicable

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2017, Green Brick Partners, Inc., a Delaware corporation (the “Company”), appointed Summer Loveland, age 46, as the Company’s new Chief Accounting Officer (the “CAO”). From November 2013 to November 2017, Ms. Loveland was employed as the chief financial officer of the Dallas Police and Fire Pension System where she oversaw annual reporting, budgeting processes, audit processes and tax compliance and managed the accounting department, including oversight of financial reporting, pension payroll, internal quality controls and accounts payable functions. In such capacity she also regularly communicated with external actuarial, banking, legal and investment custodial relationships, as well as portfolio asset managers.  The pension system’s principal business is to provide retirement, death and disability benefits to police officers and firefighters employed by the City of Dallas, Texas.  Ms. Loveland spent over a decade in public accounting from January 1999 to November 2013 with KPMG LLP in Dallas, Texas and Los Angeles, California, including in the role of Audit Senior Manager. Ms. Loveland has a Bachelor in Business Administration degree in Accounting from Texas A&M University and a Master of Business Administration degree from Southern Methodist University. She also maintains her certification as a Certified Public Accountant in the States of Texas and California.  Ms. Loveland does not have any family relationships with any director, executive officer, or other person nominated or chosen by the Company to become a director or executive officer.

In connection with Ms. Loveland’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Ms. Loveland. The initial term of the Employment Agreement is three years, subject to further extensions thereafter. The Employment Agreement sets Ms. Loveland’s annual base salary at $300,000. She is also eligible to receive an annual bonus for the fiscal year ending December 31, 2018 and each subsequent year covered by the Employment Agreement. Starting with the fiscal year ending December 31, 2018, the annual bonus will be awarded under the Employee Bonus Plan, and will have a target award equal to $100,000 contingent upon the achievement of performance goals, including, but not limited to, Company profitability and satisfaction of individual performance goals, established by the Compensation Committee of the board of directors of the Company.

In the event that Ms. Loveland’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Ms. Loveland’s resignation for Good Reason (as defined in the Employment Agreement), subject to Ms. Loveland’s execution of a release of claims in a form reasonably determined by the Company, the Company will provide Ms. Loveland with severance in an amount equal to $300,000. The Company may require repayment of any profit-sharing compensation paid by the Company in a prior Company fiscal year if the Company is required to restate financial results with respect to such fiscal year due to material non-compliance with applicable financial reporting requirements. Ms. Loveland is subject to a (i) 12-month post-termination non-solicitation covenant in respect of employees, consultants, vendors, customers and similar business relationships of the Company and (ii) perpetual confidentiality and non-disparagement covenants.

The preceding description of the Employment Agreement is qualified in its entirety by reference to the full text of such Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  A press release issued by the Company announcing Ms. Loveland’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)          Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of November 14, 2017, between the Company and Summer Loveland.
99.1	Press Release, dated November 14, 2017, issued by Green Brick Partners, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Name:	Richard A. Costello
Title:	Chief Financial Officer

Date:          November 14, 2017